SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   Form 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 22, 1999



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




        Pennsylvania             1-1401             23-0970240
       (State or other        (Commission         (IRS Employer
       jurisdiction of        file number)       Identification
        incorporation)                                Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events

  Merger Agreement. On September 23, 1999, Unicom Corporation ("Unicom") and PECO Energy Company ("PECO"), issued a joint press release announcing that they, along with a wholly owned subsidiary of PECO ("Newco"), had entered into an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 (the "Merger Agreement").

  PECO is  filing  this Form 8-K to  provide  additional  information  about the transactions contemplated by the Merger Agreement before PECO commences repurchases of shares of its common stock, as more fully described below. Nothing contained herein shall be considered a solicitation of any proxy to approve such transactions.

  The Merger Agreement was filed by PECO with the Securities and Exchange Commission as an exhibit to the Form 8-K filed September 29, 1999. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Merger Agreement.

  The Merger Agreement provides for (a) the mandatory exchange of the outstanding common stock, no par value, of PECO ("PECO Common Stock") for common stock of Newco ("Newco Common Stock") or cash (the "Share Exchange") and (b) the merger of Unicom with and into Newco (the "Merger" and together with the Share Exchange, the "Merger Transaction"). In the Merger, holders of the outstanding common stock, no par value of Unicom ("Unicom Common Stock") will exchange their shares for Newco Common Stock or cash. As a result of the Share Exchange, PECO will become a wholly owned subsidiary of Newco. As a result of the Merger, Unicom will cease to exist and its subsidiaries, including Commonwealth Edison Company, an Illinois corporation ("ComEd"), will become subsidiaries of Newco. Thus, following the Merger Transaction, Newco will be a holding company with two principal utility subsidiaries, ComEd and PECO, and additional subsidiaries.

  Repurchase of Unicom Common Stock. The Merger Agreement requires that the Merger be accounted for as a purchase of Unicom by PECO in accordance with generally accepted accounting principles ("GAAP"). Based on the number of shares of PECO Common Stock and Unicom Common Stock outstanding as of the date hereof, the number of shares of PECO Common Stock which PECO anticipates repurchasing prior to the consummation of the Merger Transaction and other anticipated changes in the number of outstanding shares (such as option exercises), Unicom expects to purchase approximately six million shares of Unicom Common Stock prior to the closing of the Merger Transaction. This number is in addition to the 20.1 million shares of Unicom Common Stock that Unicom expects to repurchase no later than February 2000 under certain forward purchase contracts.

  Unicom expects that it will commence share repurchases following the filing hereof and will continue purchasing shares from time to time on the open market or through negotiated purchases.

  Repurchase of PECO Common Stock. PECO expects to purchase approximately four million shares of PECO Common Stock prior to the closing of the Merger
Transaction. This number is in addition to the 38.7 million shares of PECO Common Stock that have been previously purchased with proceeds from its securitization of stranded costs.

   PECO expects that it will commence share repurchases following the filing hereof and will continue purchasing shares from time to time on the open market or through negotiated purchases.

  Cost Savings. The combined companies expect to achieve net annual cost savings of approximately $100 million in the first year after the close of the Merger Transaction, which grow to over $180 million by the third year. The companies expect that sixty percent of these savings will come from regulated operations and forty percent will come from unregulated operations. These cost savings are expected to result primarily from eliminating duplicate corporate and administrative positions and programs and achieving efficiencies in operations, business processes and purchasing. Based on these cost savings, excluding one-time merger-related costs, the transaction is expected to be accretive in the first year after closing. In addition, as a result of the combination, the companies expect to achieve revenue enhancements.

Item 7. Financial Statements and Exhibits
 (b)  Pro Forma Financial Information

  Unaudited Pro Forma Combined Condensed Financial Statements. The following unaudited pro forma combined condensed financial statements have been prepared to reflect the acquisition of Unicom by PECO under the purchase method of accounting. The historical consolidated financial statements of Unicom have been adjusted to give effect to the sale of ComEd's fossil generating plants and the annualized effects of Unicom's issuance of securitization notes and related use of proceeds ("Unicom Pro Forma Adjustments"). ComEd expects to complete the sale of its fossil generating plants during the fourth quarter of 1999. The historical consolidated financial statements of PECO have been adjusted to give effect to its use of the remaining proceeds from its securitization of stranded costs ("PECO Pro Forma Adjustments"). The unaudited pro forma financial statements do not give effect to the estimated cost savings and revenue enhancements as a result of the Merger Transaction or the costs to achieve such savings and revenue enhancements or one-time merger-related costs. The Unicom and PECO Pro Forma Adjustments and the Merger Transaction are reflected in the unaudited combined condensed pro forma balance sheet as if they occurred on June 30, 1999. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999 and for the year ended December 31, 1998 assume that these transactions were completed on January 1, 1998.

  The unaudited pro forma combined condensed financial statements do not reflect potential adjustments to Unicom's assets and liabilities to reflect fair value, as will be required upon consummation of the Merger Transaction under purchase accounting. Such adjustments to the book value of assets and liabilities could be significant, particularly with respect to Unicom's nuclear generating stations. The fair value of the nuclear generating stations is expected to be determined considering, among other things, independent appraisals or expected cash flows. To the extent the fair value of Unicom's nuclear generating stations is ultimately determined to be less than the June 30, 1999 book value of $6.9 billion, additional goodwill and/or an identifiable intangible asset will be recorded. The results of the fair value determination are not currently known; however, the ultimate determination is not expected to have a dilutive effect on results of operations.

  The following unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of PECO and Unicom, which are included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 1999. PECO has provided all the information included in this Form 8-K regarding PECO and its subsidiaries. Unicom has provided all the information included in this Form 8-K regarding Unicom and its subsidiaries. Neither PECO nor Unicom assumes any responsibility for the accuracy or completeness of the information provided by the other party.

  The following unaudited pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1998 or June 30, 1999, as assumed above; nor is the information necessarily indicative of future financial position or operating results.
Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations.

Future operations will be affected by various factors including operating performance, energy market developments, and other matters.

  The unaudited pro forma financial  statements assume that  approximately  $180 million of PECO available funds will be used to purchase approximately four million shares of PECO Common Stock prior to the closing of the Merger
Transaction. Given the assumption of PECO share repurchases, the Merger Transaction requires Unicom to purchase 26.1 million shares of Unicom Common
Stock prior to the closing of the Merger Transaction. Unicom expects to meet this requirement through a currently existing pre-paid forward contract for the purchase of 20.1 million shares and the purchase of approximately 6 million additional shares from available funds. Unicom and PECO anticipate that the $750 million cash consideration to be paid to each company's shareholders in the Merger Transaction will be provided from available funds of each company.

  The historical financial statements of PECO included in the accompanying pro forma combined condensed financial statements for the six months ended June 30, 1999 are unaudited. The December 31, 1998 historical financial statements of PECO and Unicom and the June 30, 1999 historical financial statements of Unicom were derived from audited financial statements but do not include all disclosures required by GAAP.

  Forward-looking statements. Except for historical data, the information contained in this Form 8-K constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks and the statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including without limitation, those factors discussed below or elsewhere in this Form 8-K.

  The forward-looking statements in this Form 8-K include the statements regarding the estimated number of shares of Unicom Common Stock to be purchased by Unicom in order to comply with the Merger Agreement; the number of shares of PECO Common Stock to be purchased prior to the closing of the Merger
Transaction; the expected source of funds necessary to provide the cash consideration in the Merger Transaction and to acquire Unicom and PECO Common Stock prior to the closing of the Merger Transaction; the estimated cost savings to be achieved as a result of the Merger Transaction and the source of those savings; the statement that the transaction is expected to be accretive in the first year after closing (excluding one-time merger-related costs); and the statement that the companies expect to achieve revenue enhancements.

  These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those indicated by such forward-looking statements include, among others, the following:

 . The fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

 . The risk of legislative,  regulatory or other  governmental  action seeking to impose  additional  restrictions  on the  operations  of  Unicom or PECO or to
  increase  the  burden  of  necessary   regulatory  approvals  for  the  Merger
  Transaction, or the imposition of unfavorable terms as a condition of approval of the Merger Transaction;

 . The risk of a significant delay in the expected completion of, and unexpected consequences resulting from the Merger Transaction, including the inability to close the transaction or unexpected difficulties in integrating the operations of the two companies; difficulties in achieving anticipated cost savings;

  difficulties in achieving other operational improvements and revenue enhancements;

 . The risk that the assumptions and estimates underlying the anticipated cost savings may prove to be faulty or other factors may adversely affect the amount, nature or timing of anticipated cost savings;

 . The risk that competition, difficulties encountered by the companies in coordinating new business ventures or other difficulties could adversely affect the amount, nature or timing of anticipated revenue enhancements;

 . Changes in the number of shares of outstanding common stock of Unicom and PECO for reasons not foreseen at the date hereof;

 . Changes in the amount of proceeds received by the companies from asset sales, securitization transactions or other factors affecting the amount and timing of receipt of available funds to provide the cash consideration for the Merger Transaction or share repurchases;

 . The increasingly competitive nature of the electric, natural gas and energy industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which Unicom or PECO operate;

 . The risk of unforeseen developments in the market for electricity in the areas in which Unicom and PECO conduct their business including changes resulting from regulatory changes, the influence of developments in the regulatory environments in other areas, adverse weather conditions and changes in the overall economy, any or all of which may affect revenues and margins;

 . The risks associated with Unicom's and PECO's nuclear generating stations including the capacity factor of those stations, which may affect the utilities' electricity generation and purchased power costs;

 . Other considerations that may be disclosed from time to time in Unicom's or PECO's publicly disseminated documents or filings.

     Unicom and PECO make no commitment to disclose any revisions to the forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon the forward-looking statements.

                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999

                                                                PECO            PECO
                                                  PECO      Securitization    Prior to
                                                   As          ProForma        Merger
                                                 Filed      Adjustments(1)    ProForma
                                                -------    ---------------    --------
Operating Revenues
 Electric                                       $ 2,144        $    --         $2,144
 Gas                                                307             --            307
                                                -------        ----------     --------

    Total Operating Revenues                    $ 2,451        $    --         $2,451
                                                -------        ----------     --------
Operating Expenses
 Fuel and Energy Interchange                    $   965        $    --         $  965
 Operation and Maintenance                          628             --            628
 Depreciation and Amortization                      114             --            114
 Goodwill Amortization                              --              --            --
 Taxes Other Than Income Taxes                      121             --            121
                                                -------        ----------     --------
    Total Operating Expenses                    $ 1,828        $    --         $1,828
                                                -------        ----------     --------
Operating Income                                $   623        $    --         $  623
                                                -------        ----------     --------
Other Income and Deductions
 Interest Expense                               $  (188)       $     (15)      $ (203)
 Preferred and Preference Stock Dividends           --              --            --
 Other, net                                         (59)              10          (49)
                                                -------        ----------     --------
    Total Other Income and Deductions           $  (247)       $      (5)      $ (252)
                                                -------        ----------     --------
Income Before Income Taxes
and Extraordinary Item                          $   376        $      (5)      $  371
Income Tax Expense                                  139               (2)         137
                                                -------        ----------     --------
Income Before Extraordinary Item                $   237        $      (3)      $  234
                                                =======        ==========     ========
 Preferred Stock Dividends                      $     7        $      (1)      $    6
                                                =======        ==========     ========
Income Before Extraordinary
 Item per Share                                 $  1.11
                                                =======
Income Before Extraordinary
 Item per Share-Diluted                         $  1.10
                                                =======
Average Basic Shares Outstanding                  207.6
                                                =======
Average Diluted Shares Outstanding                209.1
                                                =======

                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999

                                                                        UNICOM               UNICOM                UNICOM
                                                    UNICOM           Fossil Sale         Securitization           Prior to
                                                      As               ProForma             ProForma               Merger
                                                    Filed           Adjustments(3)       Adjustments(4)           ProForma
                                                  ----------        --------------       --------------           --------
 Operating Revenues
         Electric                                   $  3,224          $        --            $      --             $3,224
         Gas                                              --                   --                   --                 --
                                                    --------          -----------            ---------            -------
            Total Operating Revenues                $  3,224          $        --            $      --             $3,224
                                                    --------          -----------            ---------            -------
 Operating Expenses
         Fuel and Energy Interchange                $    664          $        64            $      --            $   728
         Operation and Maintenance                     1,205                 (132)                  --              1,073
         Depreciation and Amortization                   498                   52                   --                550
         Goodwill Amortization                            --                   --                   --                 --
         Taxes Other Than Income Taxes                   248                   (7)                  --                241
                                                    --------          -----------            ---------            -------
            Total Operating Expenses                $  2,615          $       (23)           $      --             $2,592
                                                    --------          -----------            ---------            -------
 Operating Income                                   $    609          $        23            $      --            $   632
                                                    --------          -----------            ---------            -------
 Other Income and Deductions
         Interest Expense                           $   (287)         $        --            $      13            $  (274)
         Preferred and Preference Stock Dividends        (33)                  --                    3                (30)
         Other, net                                       52                   42                    5                 99
                                                    --------          -----------            ---------            -------
            Total Other Income and Deductions       $   (268)         $        42            $      21            $  (205)
                                                    --------          -----------            ---------            -------

 Income Before Income Taxes
 and Extraordinary Item                             $    341          $        65            $      21            $   427

 Income Tax Expense                                      124                   26                    7                157
                                                    --------          -----------            ---------            -------
 Income Before Extraordinary Item                   $    217          $        39            $      14            $   270
                                                    ========          ===========            =========            =======

 Income Before Extraordinary
    Item per Share                                  $   1.00
                                                    ========
 Income Before Extraordinary
    Item per Share - Diluted                        $   1.00
                                                    ========

 Average Basic Shares Outstanding                      217.2
                                                    ========
 Average Diluted Shares Outstanding                    218.1
                                                    ========

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999

                                            PECO         UNICOM
                                           Prior to     Prior to      Merger
                                            Merger       Merger     ProForma     Merger
                                           ProForma     ProForma    Adjustments  ProForma
                                           ---------    ---------   -----------  --------
Operating Revenues
  Electric                                  $2,144        $3,224     $  (30)(8)   $5,338
  Gas                                          307            --         --          307
                                            ------        ------     ------       ------
    Total Operating Revenues                $2,451        $3,224     $  (30)      $5,645
                                            ------        ------     ------       ------
Operating Expenses
  Fuel and Energy Interchange               $  965        $  728     $  (30)(8)   $1,663
  Operation and Maintenance                    628         1,073         --        1,701
  Depreciation and Amortization                114           550        (90)(7)      574
  Goodwill Amortization                         --            --         38 (9)       38
  Taxes Other Than Income Taxes                121           241         --          362
                                            ------        ------     ------       ------
    Total Operating Expenses                $1,828        $2,592     $  (82)      $4,338
                                            ------        ------     ------       ------
Operating Income                            $  623        $  632     $   52       $1,307
                                            ------        ------     ------       ------
Other Income and Deductions
  Interest Expense                          $ (203)       $ (274)    $   --       $ (477)
  Preferred and Preference Stock Dividends      --           (30)       (11)(10)     (41)
  Other, net                                   (49)           99          5 (10)      55
                                            ------        ------     ------       ------
    Total Other Income and Deductions       $ (252)       $ (205)    $   (6)      $ (463)
                                            ------        ------     ------       ------

Income Before Income Taxes
and Extraordinary Item                      $  371         $ 427     $   46       $  844

Income Tax Expense                             137           157         35          329
                                           -------        ------     ------       ------
Income Before Extraordinary Item            $  234         $ 270     $   11       $  515
                                           =======        ======     ======       ======
Preferred Stock Dividends                   $    6         $  --     $   (6)(10)  $   --
                                           =======        ======     ======       ======
Income Before Extraordinary
  Item per Share                                                                  $ 1.56
                                                                                  ======
Income Before Extraordinary
  Item per Share - Diluted                                                        $ 1.55
                                                                                  ======
Average Basic Shares Outstanding                                                   330.8(6)
                                                                                  ======
Average Diluted Shares Outstanding                                                 333.2
                                                                                  ======

                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                             PECO             PECO
                                            PECO       Securitization       Prior to
                                             As           Pro Forma          Merger
                                           Filed        Adjustments(1)     Pro Forma
                                           ------      ---------------      --------
Operating Revenues
  Electric                                 $4,811           $   -              $4,811
  Gas                                         399               -                 399
                                           ------           ------             ------
    Total Operating Revenues               $5,210           $   -              $5,210
                                           ------           ------             ------

Operating Expenses
  Fuel and Energy Interchange              $1,752           $   -              $1,752
  Operation and Maintenance                 1,253               -               1,253
  Depreciation and Amortization               643               -                 643
  Goodwill Amortization                        -                -                  -
  Taxes Other Than Income Taxes               279               -                 279
                                           ------           ------             ------
    Total Operating Expenses               $3,927           $   -              $3,927
                                           ------           ------             ------
Operating Income                           $1,283           $   -              $1,283
                                           ------           ------             ------
Other Income and Deductions
  Interest Expense                         $ (331)          $ (108)            $ (439)
  Preferred and preference stock
     dividends                                  -                -                   -
  Other, net                                 (100)              20                (80)
                                           ------           ------             ------
    Total Other Income and Deductions      $ (431)          $  (88)            $ (519)
                                           ------           ------             ------

Income Before Income Taxes
and Extraordinary Item                     $  852           $  (88)            $  764

Income Tax Expense                            320              (35)               285
                                           ------           ------             ------
Income Before Extraordinary Item           $  532           $  (53)            $  479
                                           ======           ======             ======
Preferred Stock Dividends                  $   13           $   (2)            $   11
                                           ======           ======             ======
Income Before Extraordinary
Item per Share                             $ 2.33
                                           ======

Income Before Extraordinary
Item per Share - Diluted                   $ 2.32
                                           ======

Average Basic Shares Outstanding            223.2
                                           ======

Average Diluted Shares Outstanding          223.9
                                           ======

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                          UNICOM           UNICOM       UNICOM
                                              UNICOM    Fossil Sale    Securitization  Prior to
                                                As       Pro Forma        Pro Forma     Merger
                                              Filed   Adjustments(3)   Adjustments(4)  Pro Forma
                                              ------  --------------   --------------  --------
Operating Revenues
  Electric                                     $7,151      $  -            $  -         $7,151
  Gas                                             -           -               -            -
                                               ------      -----           -----        ------
    Total Operating Revenues                   $7,151      $  -            $  -         $7,151
                                               ------      -----           -----        ------
Operating Expenses
  Fuel and Energy Interchange                  $1,888      $ 168           $  -         $2,056
  Operation and Maintenance                     2,286       (254)             -          2,032
  Depreciation and Amortization                   943        140              -          1,083
  Goodwill Amortization                           -           -                            -
  Taxes Other Than Income Taxes                   672        (65)             -            607
                                               ------      -----           -----        ------
    Total Operating Expenses                   $5,789      $ (11)          $  -         $5,778
                                               ------      -----           -----        ------
Operating Income                               $1,362      $  11           $  -         $1,373
                                               ------      -----           -----        ------
Other Income and Deductions
  Interest Expense                             $ (464)     $  -            $ (76)       $ (540)
  Preferred and Preference Stock Dividends        (87)        -               50           (37)
  Other, net                                       49         88              11           148
                                               ------      -----           -----        ------
    Total Other Income and Deductions          $ (502)     $  88           $ (15)       $ (429)
                                               ------      -----           -----        ------

Income Before Income Taxes
  and Extraordinary Item                       $  860      $  99           $ (15)       $  944

Income Tax Expense                                350         40             (26)          364
                                               ------      -----           -----        ------
Income Before Extraordinary Item               $  510      $  59           $  11        $  580
                                               ======      =====           =====        ======

Income Before Extraordinary
  Item per Share                               $ 2.35
                                               ======

Income Before Extraordinary
  Item per Share - Diluted                     $ 2.34
                                               ======

Average Basic Shares Outstanding                216.9
                                               ======

Average Diluted Shares Outstanding              217.7
                                               ======

            UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                       PECO      UNICOM
                                     Prior to   Prior to       Merger
                                      Merger     Merger      Pro Forma         Merger
                                     Pro Forma  Pro Forma    Adjustments     Pro Forma
                                     --------   --------     -----------      --------
Operating Revenues
 Electric                             $ 4,811    $ 7,151     $     (64)(8)     $11,898
 Gas                                      399       --              --             399
                                     --------   --------     ----------       --------
  Total Operating Revenues            $ 5,210    $ 7,151     $     (64)        $12,297
                                     --------   --------     ----------       --------
Operating Expenses
 Fuel and Energy Interchange          $ 1,752    $ 2,056     $     (64)(8)     $ 3,744
 Operation and Maintenance              1,253      2,032            --           3,285
 Depreciation and Amortization            643      1,083          (184)(7)       1,542
 Goodwill Amortization                    --         --             75 (9)          75
 Taxes Other Than Income Taxes            279        607            --             886
                                     --------   --------     ----------       --------
  Total Operating Expenses            $ 3,927    $ 5,778     $    (173)        $ 9,532
                                     --------   --------     ----------       --------
Operating Income                      $ 1,283    $ 1,373     $     109         $ 2,765
                                     --------   --------     ----------       --------
Other Income and Deductions
 Interest Expense                     $  (439)   $  (540)    $      --         $  (979)
 Preferred and Preference
  Stock Dividends                          --        (37)          (22)(10)        (59)
 Other, net                               (80)       148            11 (10)         79
                                     --------   --------     ----------       --------
  Total Other Income and Deductions   $  (519)   $  (429)    $     (11)        $  (959)
                                     --------   --------     ----------       --------
Income Before Income Taxes
  and Extraordinary Item              $   764    $   944     $      98         $ 1,806
Income Tax Expense                        285        364            73             722
                                     --------   --------     ----------       --------
Income Before Extraordinary Item      $   479    $   580     $      25         $ 1,084
                                     ========   ========     ==========       ========
 Preferred Stock Dividends            $    11    $    --     $     (11)(10)    $    --
                                     ========   ========     ==========       ========
Income Before Extraordinary
 Item per Share                                                                $  3.28
                                                                              ========
Income Before Extraordinary
 Item per Share - Diluted                                                      $  3.26
                                                                              ========
Average Basic Shares Outstanding                                                 330.8(6)
                                                                              ========
Average Diluted Shares Outstanding                                               332.2
                                                                              ========



                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (In Millions)
                              AS OF JUNE 30, 1999


                                                           PECO          PECO
                                             PECO     Securitization   Prior to
                                              As        Pro Forma       Merger
                                             Filed    Adjustments(1)  Pro Forma
                                           -------   ---------------- ----------
         ASSETS
Utility Plant
  Plant                                    $ 7,549         $ -            $ 7,549
  Accumulated Provision for Depreciation     3,008           -              3,008
                                           -------         -----          -------
                                           $ 4,541         $ -            $ 4,541
  Nuclear Fuel, net                            297           -                297
                                           -------         -----          -------
                                           $ 4,838         $ -            $ 4,838
                                           -------         -----          -------
Current Assets
  Cash and Temporary Cash Investments      $   900         $(652)         $   248
  Accounts Receivable, net                     589           -                589
  Inventories, at average cost                 172           -                172
  Other Current Assets                         116           -                116
                                           -------         -----          -------
                                           $ 1,777         $(652)         $ 1,125
                                           -------         -----          -------
Deferred Debits and Other Assets
  Regulatory Assets                        $ 6,046         $ -            $ 6,046
  Goodwill                                     -             -                -
  Investments and Other Property, net          555           -                555
  Other                                        131           -                131
                                           -------         -----          -------
                                           $ 6,732         $ -            $ 6,732
                                           -------         -----          -------
  TOTAL                                    $13,347         $(652)         $12,695
                                           =======         =====          =======

       CAPITALIZATION AND LIABILITIES
Capitalization
  Common Stock Equity                      $ 1,688         $(177)         $ 1,511
  Preferred and Preference Stock               231           (37)             194
  Company Obligated Mandatorily
    Redeemable Preferred Securities            340          (212)             128
  Long-Term Debt                             6,092           -              6,092
                                           -------         -----          -------
                                           $ 8,351         $(426)         $ 7,925
                                           -------         -----          -------
Current Liabilities
  Notes Payable, Bank                      $   226         $(226)         $   -
  Accounts Payable                             358           -                358
  Other Current Liabilities                    700           -                700
                                           -------         -----          -------
                                           $ 1,284         $(226)         $ 1,058
                                           -------         -----          -------
Deferred Credits and Other Liabilities
  Deferred Income Taxes                    $ 2,355         $ -            $ 2,355
  Unamortized Investment Tax Credits           293           -                293
  Other                                      1,064           -              1,064
                                           -------         -----          -------
                                           $ 3,712         $ -            $ 3,712
                                           -------         -----          -------
  TOTAL                                    $13,347         $(652)         $12,695
                                           =======         =====          =======



                                                     UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                                                     (Millions)
                                                                  AS OF JUNE 30, 1999


                                                              UNICOM            UNICOM          UNICOM
                                                  UNICOM    Fossil Sale      Securitization    Prior to
                                                    As      Pro Forma         Pro Forma         Merger
                                                  Filed    Adjustments(2)    Adjustments(4)   Pro Forma
                                                 -------   --------------    --------------    --------
     ASSETS
Utility Plant
  Plant                                          $28,245      $(3,423)          $    -          $24,822
  Accumulated Provision for Depreciation          15,662       (2,107)               -           13,555
                                                 -------      -------           -------         -------
                                                 $12,583      $(1,316)          $    -          $11,267
  Nuclear Fuel, net                                  856           -                 -              856
                                                 -------      -------           -------         -------
                                                 $13,439      $(1,316)          $    -          $12,123
                                                 -------      -------           -------         -------

Current Assets
  Cash and Temporary Cash Investments            $   739      $ 4,271           $  (326)        $ 4,684
  Accounts Receivable, net                         2,087           -               (695)          1,392
  Inventories, at average cost                       386         (141)               -              245
  Other Current Assets                                79           -                 -               79
                                                 -------      -------           -------         -------
                                                 $ 3,291      $ 4,130           $(1,021)        $ 6,400
                                                 -------      -------           -------         -------
Deferred Debits and Other Assets
  Regulatory Assets                              $ 4,433      $(2,765)          $    -          $ 1,668
  Goodwill                                            -            -                 -               -
  Investments and Other Property, net              2,763           -                 -            2,763
  Other                                               71          (49)               -               22
                                                 -------      -------           -------         -------
                                                 $ 7,267      $(2,814)          $    -          $ 4,453
                                                 -------      -------           -------         -------
    TOTAL                                        $23,997      $    -            $(1,021)        $22,976
                                                 =======      =======           =======         =======

     CAPITALIZATION AND LIABILITIES
Capitalization
  Common Stock Equity                            $ 5,101      $    -            $(1,021)        $ 4,080
  Preferred and Preference Stock                       2           -                 -                2
  Company Obligated Mandatorily
   Redeemable Preferred Securities                   350           -                 -              350
  Long-Term Debt                                   7,374           -                 -            7,374
                                                 -------      -------           -------         -------
                                                 $12,827      $    -            $(1,021)        $11,806
                                                 -------      -------           -------         -------
Current Liabilities
  Notes Payable, Bank                            $   412      $    -            $    -          $   412
  Accounts Payable                                   491           -                 -              491
  Other Current Liabilities                        1,963        1,332                -            3,295
                                                 -------      -------           -------         -------
                                                 $ 2,866        1,332           $    -          $ 4,198
                                                 -------      -------           -------         -------
Deferred Credits and Other Liabilities
  Deferred Income Taxes                          $ 3,732      $(1,352)          $    -          $ 2,380
  Unamortized Investment Tax Credits                 544          (47)               -              497
  Nuclear Decommissioning Liab. For
   Retired Plants                                  1,252           -                 -            1,252
  Other                                            2,776           67                -            2,843
                                                 -------      -------           -------         -------
                                                 $ 8,304      $(1,332)          $    -          $ 6,972
                                                 -------      -------           -------         -------
    TOTAL                                        $23,997           -            $(1,021)        $22,976
                                                 =======      =======           =======         =======

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (In Millions)
                              AS OF JUNE 30, 1999



                                                PECO                 UNICOM
                                                Prior to             Prior to           Merger               Merger
                                                Merger               Merger            Pro Forma           Pro Forma
                                                Pro Forma            Pro Forma        Adjustments           Balance
                                              ----------           ----------        ------------          ----------
  ASSETS
Utility Plant
 Plant                                        $    7,549           $   24,822          $(13,555) (7)       $   18,816
 Accumulated Provision for Depreciation            3,008               13,555           (13,555) (7)            3,008
                                              ----------           ----------          --------            ----------
                                              $    4,541           $   11,267          $    -              $   15,808
 Nuclear Fuel, net                                   297                  856               -                   1,153
                                              ----------           ----------          --------            ----------
                                              $    4,838           $   12,123          $    -              $   16,961
                                              ----------           ----------          --------            ----------
Current Assets
 Cash and Temporary Cash Investments          $      248           $    4,684          $   (850) (5)       $    4,082
 Accounts Receivable, net                            589                1,392               -                   1,981
 Inventories, at average cost                        172                  245               -                     417
 Other Current Assets                                116                   79               -                     195
                                              ----------           ----------          --------            ----------
                                              $    1,125           $    6,400          $   (850)           $    6,675
                                              ----------           ----------          --------            ----------
Deferred Debits and Other Assets
 Regulatory Assets                            $    6,046           $    1,668          $    -              $    7,714
 Goodwill                                            -                    -               3,006 (7)             3,006
 Investments and Other Property, net                 555                2,763               -                   3,318
 Other                                               131                   22               -                     153
                                              ----------           ----------          --------            ----------
                                              $    6,732           $    4,453          $  3,006            $   14,191
                                              ----------           ----------          --------            ----------
 TOTAL                                        $   12,695           $   22,976          $  2,156            $   37,827
                                              ==========           ==========          ========            ==========

      CAPITALIZATION AND LIABILITIES
Capitalization
 Common Stock Equity                          $    1,511           $    4,080          $  1,506 (5,7)      $    7,097
 Preferred and Preference Stock                      194                    2                 -                   196
 Company Obligated Mandatorily
    Redeemable Preferred Securities                  128                  350                 -                   478
 Long-Term Debt                                    6,092                7,374                 -                13,466
                                              ----------           ----------          --------            ----------
                                              $    7,925           $   11,806          $  1,506            $   21,237
                                              ----------           ----------          --------            ----------
Current Liabilities
 Notes Payable, Bank                          $        -           $      412          $    650 (5)        $    1,062
 Accounts Payable                                    358                  491                                     849
 Other Current Liabilities                           700                3,295                 -                 3,995
                                              ----------           ----------          --------            ----------
                                              $    1,058           $    4,198          $    650            $    5,906
                                              ----------           ----------          --------            ----------
Deferred Credits and Other Liabilities
 Deferred Income Taxes                        $    2,355           $    2,380          $      -            $    4,735
 Unamortized Investment Tax Credits                  293                  497                 -                   790
 Nuclear Decommissioning Liab. For
    Retired Plants                                     -                1,252                 -                 1,252
 Other                                             1,064                2,843                 -                 3,907
                                              ----------           ----------          --------            ----------
                                              $    3,712           $    6,972          $      -            $   10,684
                                              ----------           ----------          --------            ----------
  TOTAL                                       $   12,695           $   22,976          $  2,156            $   37,827
                                              ==========           ==========          ========            ==========

Notes to Unaudited Pro Forma Combined Condensed Financial Statements


  1. Represents the use of the remaining balance of the proceeds from the securitization of stranded costs to repurchase approximately four million shares of PECO Common Stock, PECO obligated mandatorily redeemable preferred securities, preferred stock and short-term debt. This adjustment also reflects the effects of PECO's securitization of its stranded costs on its statements of income as a net increase to interest expense, decrease to interest on PECO's obligated mandatorily redeemable preferred securities and related aggregate tax benefit.

  2. Reflects the accounting impacts related to the sale of the fossil generating plants. The sale is expected to produce an after-tax gain of approximately $1.7 billion, after settling commitments associated with certain coal contracts, recognition of employee-related costs and funding certain environmental initiatives. The gain on the sale will be utilized to recover certain regulatory assets and, as a result, the sale is not expected to have a significant impact on Unicom net income in 1999.

  3. Reflects the effects of the sale of ComEd's fossil generating plants. The increase in energy interchange expense reflects the net incremental energy cost that ComEd would have incurred under transitional power purchase agreements to purchase replacement power in the absence of its own generating capacity. Additionally, "Other, net" reflects interest income related to the unused proceeds from the sale of the fossil generating plants. The Unicom Pro Forma Adjustments include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provisions of the Illinois Public Utilities Act.

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                  (CONTINUED)

  4. Reflects Unicom's expected obligation to purchase, at prevailing market prices, approximately six million shares of Unicom Common Stock prior to the closing of the Merger Transaction and the 20.1 million shares of Unicom Common Stock that are subject to certain forward purchase contracts and are expected to settle no later than February 2000. In addition, reflects adjustments to net interest expense and preferred and preference stock dividends related to the use of securitization proceeds.

  5. Reflects cash consideration paid to PECO and Unicom common shareholders who choose the cash election, subject to proration. The amount of the adjustment assumes a payment of $750 million at a cash price of $45.00 per share to PECO shareholders and a payment of $750 million at a cash price of $42.75 per share to Unicom shareholders. PECO's pro forma cash balance as of June 30, 1999 was insufficient to fully fund this cash election. Accordingly, for pro forma purposes, it was assumed that PECO would borrow $650 million from its available revolving credit facility and that this borrowing would be repaid immediately following the Merger Transaction. The amount of actual borrowing, if any, at the time of consummation of the Merger Transaction will depend on PECO's actual cash available at that time.

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                  (CONTINUED)

  6. Reflects issuance of Newco shares in exchange for PECO and Unicom Common Stock net of shares which were exchanged for cash or repurchased by PECO and Unicom as follows:


                                                       As of June 30, 1999
                                               ------------------------------------
                                                        (Shares in 000's)
                                                                            Newco
                                                 PECO         Unicom      Pro Forma
                                               --------       ---------   ---------
Actual shares outstanding at June 30, 1999     186,603        217,287            --

Shares exchanged for cash or repurchased-
 Notes (1), (4) and (5)                        (20,900)       (43,487)           --
                                               -------        -------

Remaining shares to be exchanged               165,703        173,800            --

Exchange factor                                    1.0            .95
                                               -------        -------

Estimated Share consideration                  165,703        165,110       330,813




  7. A pro forma adjustment has been made to recognize goodwill in connection with the Merger. The goodwill represents the excess of the purchase consideration of $6.3 billion, including PECO's estimated transaction costs resulting from the Merger, over the assumed value of Unicom's assets and liabilities at June 30, 1999. The adjustment reflects the share consideration equal to approximately 165.1 million shares of Newco Common Stock at a price of $38.18 based on the average closing price of PECO Common Stock between September 16, 1999 and September 29, 1999. PECO's transaction costs of approximately $32.5 million represent the estimated costs to be incurred for the Merger that meet the requirements for inclusion in the purchase price. Actual goodwill recorded upon consummation will consider the fair value of Unicom's assets and liabilities at that future date, including the fair value determination of nuclear generating stations, and may differ significantly from the amount recorded in these pro forma statements. The pro forma adjustment also relates to the elimination of accumulated depreciation reflected on Unicom's books in accordance with purchase accounting as prescribed by GAAP. As a result of the increased merger pro forma common stock equity balance, the merger pro forma adjustments include a reversal of the increased regulatory asset amortization related to the Unicom Pro Forma Adjustments discussed in Note 3.

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                  (CONCLUDED)




  8.  Reflects  the  elimination  of  purchased   power  and  off-system   sales
transactions between PECO and Unicom.

  9. Reflects amortization of goodwill over a 40-year period.

 10. Reflects the reclassification of PECO preferred stock dividends and interest on PECO obligated mandatorily redeemable preferred securities for consistent presentation.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 PECO ENERGY COMPANY


                                                 \s\ Jean H. Gibson
                                                  -----------------------
                                                  Vice President & Controller

October 12, 1999